                                                                      Exhibit 2C


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 3, 2000 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 4, 2000 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America in Pre-Effective Amendment No. 1 to the Registration Statement No. 333-45970 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.




Philadelphia, Pennsylvania
January 5, 2001



Ernst & Young LLP